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                                                              EXHIBIT 23.1

                     CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts"and "Selected Confidential Financial Data" and to the use of (i) our report relating to DataWave Systems Inc. dated June 4, 1998, and (ii) our report relating to Metrophone Telecommunications Inc. dated June 4, 1998, each in Amendment No. 1 and the Registration Statement on Form S-1 and related Prospectus of DataWave Systems Inc.

/s/ Deloitte & Touche

Chartered Accountants

Vancouver, British Columbia, Canada

July 22, 1998